SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 8, 2001



                         Commission File Number: 0-18942


                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


               Virginia                                        06-1293758
---------------------------------------                  -----------------------
        (State of organization)                            (I.R.S. Employer
                                                          Identification No.)


1750 Tysons Boulevard, Suite 1200
Tysons Corner, Virginia                                          22102
---------------------------------------                  -----------------------
(Address of principal executive office)                        (Zip Code)


                                 (888) 257-3550
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

      On February 8, 2001, ILM II Senior Living, Inc. (the "Company") received a notice from representatives of Capital Senior Living Corporation ("Capital") terminating the Amended and Restated Agreement and Plan of Merger dated October 19, 1999, as amended (the "Merger Agreement"), among the Company, Capital and Capital's acquisition subsidiary, which agreement had provided for the merger of the Company with and into Capital's acquisition subsidiary.

      As stated in their termination letter, Capital terminated the Merger Agreement because of concerns it has relating to the Company's claimed election in 1996 to defer built-in gains taxes upon conversion from a C-corporation to a Real Estate Investment Trust. As previously reported in the Company's public filings, the Company claimed this election based upon the advice of its outside tax accountants, has operated since 1996 under the belief that such election was validly perfected, and is pursuing administrative relief with the Internal Revenue Service to ensure the availability of the Company's election to defer such corporate level built-in gains taxes. The Company believes that it has a legitimate basis to claim the election based, in part, and with reliance upon the advice of its outside tax accountants. Ultimate resolution of this matter is at the discretion of the Internal Revenue Service. An adverse determination by the Internal Revenue Service would result in the payment of interest and penalties due on tax payments which were deferred since 1996. The Company cannot estimate with certainty the timing of such resolution nor can there be any assurance as to the outcome of this matter.

      A copy of the termination letter is filed herewith as Exhibit 99.1 and the complete text thereof is incorporated by reference in this Item 5.

      As previously reported, pursuant to the Company's organizational instruments it is required to liquidate its properties not later than December 31, 2001. The Company's Board of Directors and management are working diligently with outside legal counsel and with Cohen & Steers Capital Advisors LLC, the Company's financial advisors, to identify, formulate and pursue all strategic alternatives to maximize shareholder value, including, without limitation, putting the Company up for sale as a going-concern and liquidating the Company's senior living properties by means of public auction, privately negotiated sale or otherwise. The Company intends to contact and invite prospective purchasers to submit bona fide offers to acquire the Company's stock or assets upon terms and conditions in the best interests of shareholders.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Not Applicable.

         (b)     Not Applicable.

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

                 99.1  Letter dated February 8, 2001.

                 99.2 Press Release of ILM II Senior Living, Inc. dated February 14, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ILM II SENIOR LIVING, INC.


                                    By:  /s/ J. William Sharman, Jr.
                                         ----------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


Dated:  February 14, 2001

                                  EXHIBIT INDEX

                                                                   Page No.

99.1  Letter dated February 8, 2001.                                  5

99.2  Press Release of ILM II Senior Living, Inc.                     8
      dated February 14, 2001.